AGREEMENT CONCERNING THE METHOD OF APPLICATION OF THE
  CONTRACT SIGNED ON 23 OCTOBER 1989 BETWEEN SONATRACH AND
                ANADARKO ALGERIA CORPORATION

            [Executed 6th March 1997 in Algiers]
    AGREEMENT CONCERNING THE METHOD OF APPLICATION OF THE
  CONTRACT SIGNED ON 23 OCTOBER 1989 BETWEEN SONATRACH AND
                ANADARKO ALGERIA CORPORATION


Between,

The National Enterprise SONATRACH (hereinafter referred to as "changes SONATRACH"), whose head office is in Algiers, 10, Rue du Sahara, Hydra, represented by Mr. Nazim Cherif-Eddine Zouioueche, General Manager, acting by virtue of the powers entrusted to him for the purpose of this Agreement, and,

Anadarko  Algeria  Corporation, a company  incorporated  and existing under the laws of Delaware, USA, and whose corporate business office is 16855 Northchase Drive, Houston, Texas 77060, United States, represented by Mr. Robert J. Allison, Jr., Chairman of the Board of Directors and Chief Executive Officer, acting for ANADARKO ALGERIA CORPORATION, LASMO Oil (Algeria) LTD and MAERSK OLIE ALGERIET A/S.



  Whereas the Contract for the Exploration and Exploitation of
  Liquid   Hydrocarbons  between  the  National   Enterprise
  SONATRACH and ANADARKO Algeria Corporation was signed on October 23, 1989.

     Whereas it is necessary to further clarify certain provisions of the Contract in order to avoid differing interpretations.

     Whereas the parties wish to make certain changes in an amendment to the afore mentioned Contract.

    Whereas the parties agree that they shall apply such in accordance with the provisions of this Agreement.


The parties hereinafter agree:



SECTION I: PAYMENT OF A TRANSPORTATION CHARGE

ARTICLE 1
Each Party to this Agreement agrees to pay a charge for  the
transportation   of   the  share  of  Liquid    Hydrocarbons
allocated  to it under Article 4.3.A of the Contract  signed
October 23, 1989.

It is understood that SONATRACH shall finish, as soon as possible, the construction of a pipeline for the transportation of Liquid Hydrocarbons to Haoud-El-Hamra, and shall ensure the transportation of such Liquid Hydrocarbons to the Port of Loading.

The Delivery Point of the said Liquid Hydrocarbons shall  be
the   connection   flange  with  SONATRACH's  transportation
system.

ARTICLE 2
For each Calendar Year ANADARKO agrees to pay, for its share of  Liquid  Hydrocarbon production mentioned  in  Article  1 above, a transportation charge expressed in US dollars per barrel, according to the following formula:

                         Cn-1
               TCn = 1.35  _______
                         Co

     TCn is the transportation charge for year n.
     Cn-1 is the index of year n-1, Co is the index for 1996.

The index is the arithmetic average of the monthly values of the "Consumer Price Index for Urban Consumers" (CPIUC) and "the Machinery and Equipment Index" (MEI) published by the Minister of Labor of the United States of America, or, if one of these indices ceases to be published, any other price index from the United States of America which the Parties agree to use instead.

The totality of production volumes to be transported shall be measured at the connecting flange to SONATRACH's transportation system, after deduction of the water and sediments and metering at the Main Gathering Facilities
(CPC).

The Main Gathering Facilities is the location where the Liquid Hydrocarbons produced from all Pools are measured and metered in accordance with the article 1, item 3 of Decree
No.88-35, dated February 16, 1988.

The quantities of water and sediment to be deducted shall be determined with the standard test method for water and sediment in crude oils, according to the ASTM D96 standard or any other standard applied by SONATRACH in accordance with the practice of the international oil industry.

Any transportation loss due to the pipeline transportation shall be fully deducted and borne by SONATRACH and ANADARKO in proportion with their share of Liquid Hydrocarbons. Such transportation loss is set out at zero point fifty per cent (0.50%) of the quantities of Liquid Hydrocarbons delivered, measured after deducting the water and sediments. The said transportation losses shall be determined on a non-discriminatory basis.

Since the 30" transportation pipeline built by SONATRACH is a transportation pipeline, the initial filling of this pipeline with Liquid Hydrocarbons shall be done out of SONATRACH's share of Liquid Hydrocarbons.

SECTION II: CONSOLIDATION AND CALCULATION OF PRODUCTION  AND
COSTS

ARTICLE 3
In accordance with Article 4.3 of the Contract signed October 23, 1989, the share of production between the parties as well as the recovery of fifty-one (51) per cent of exploration costs will be calculated on the basis of the total amount of Liquid Hydrocarbons produced from all Pools without differentiating between the origin of such production (consolidation).

Consequently, and in accordance with Article 4.3.B of the Contract, the reimbursement of 51% of Exploration Costs incurred by ANADARKO shall be made within the limits of the share, equal to forty nine percent (49%) of the total productions from all Pools less that share of production due to ANADARKO under Article 4.3.A of the Contract signed on October 23, 1989.
It is understood that for unitized Pools, the calculation of the total amount of the said Liquid Hydrocarbon production shall take into account only the production shares from the said unitized Pools and allocated to the SONATRACH - ANADARKO association, created pursuant to the Contract dated October 23, 1989.

ARTICLE 4
The calculation of that share of production allocated to each of the Parties will be the weighted average, by tranches, of the fixed percentages set out in Article 4.3A of the Contract dated October 23, 1989.

SECTION III: ROYALTY AND TAX ON REMUNERATION

ARTICLE 5
SONATRACH agrees to pay Royalties for the totality of the production as well as the tax on remuneration.

ARTICLE 6
The conditions and methods of payment by SONATRACH of the tax referred to in Article 5 above shall be detailed in the amendment referred to in Article 7 below.

It is understood that SONATRACH shall not deduct the amounts paid for the Royalties and the tax on remuneration from ANADARKO's share of Liquid Hydrocarbons.

SECTION IV: AMENDMENTS TO THE CONTRACT SIGNED 10/23/89

ARTICLE 7
The Parties agree to conclude and sign an amendment to the Contract signed October 23, 1989, containing the following modifications:

(i) Introduction of a clause for International Arbitration for the settlement of differences.
(ii) The conversion to US dollars of the amounts set out in Dinars in Articles 5.8.C, 15.5.C, 20.3 and 20.6 of the contract signed on October 23, 1989, as well as Articles 5.5.4 and 5.5.12 of Annex B "Accounting Procedure" to the said Contract.
(iii) Granting to LASMO Oil (Algeria) LTD and MAERSK OLIE ALGERIET AS the status of Parties to the Contract signed October 23, 1989 and of SONATRACH's partners, in accordance with the regulation in effect and the provisions of Article 24 of the Contract signed October 23, 1989.

ARTICLE 8
The  amendment  referred to in the above Articles  6  and  7 shall  only come into force after approval by the  Competent
Authorities in the same form as the Contract  signed October
23, 1989.

SECTION V: SERVICES PROVIDED BY THE PARTIES

ARTICLE 9
The Petroleum Operations shall be carried out in Algeria. Therefore, the Operator's main office will be located in Hassi Messaoud or any other location in Algeria agreed by the Parties, and all studies and actions regarding the Petroleum Operations will be put into effect in Algeria.

ARTICLE 10
Subject to the Management Committee's approval, the Operator
shall   however   be  entitled  to  use  ANADARKO's   and/or
SONATRACH's specialized services, located in Algeria or abroad, through service contracts or sub-contracting.

In this event, the Party approached by the Operator shall charge its services to the Total Costs.

SECTION VI: DELAY

ARTICLE 11
In  the  event that the completion of the 1997 Work  Program
for   the   drilling  of   Exploration  wells  requires   an
extension, SONATRACH agrees to grant such extension up to a maximum of nine (9) months .

ARTICLE 12
The above extension will be granted subject to the Parties complying with Algerian laws and regulations.

ARTICLE 13
SONATRACH and ANADARKO could also agree to end the Exploration Phase provided for by the Contract signed October 23, 1989, and to conclude a new Exploration Agreement providing a minimum exploration work commitment to be performed in the Contractual Area covered by the Contract dated October 23, 1989, less the areas covering the Pools discovered under the Contract dated October 23, 1989.

This new Exploration Agreement shall only come into force after approval by the Competent Authorities in the required forms.

ARTICLE 14
If  the  above  Article  13 is applied,  the  provisions  of
Article 11 of this Agreement shall not apply.

SECTION 7 : GENERAL PROVISIONS

ARTICLE 15
The parties agree to make every endeavor to obtain optimum valorization (commercial value), in accordance with the Algerian laws and regulations, of the Liquid Hydrocarbons reserves discovered within the framework and the performance of the Contract signed October 23, 1989.

ARTICLE 16
The Parties agree to use their best efforts to quickly and fairly resolve the outstanding questions regarding the Budgets and the exploitation projects within the framework of the Contract dated October 23, 1989.

SONATRACH  agrees  to  audit,  as  soon  as  possible,   the
Exploration Costs incurred by ANADARKO within the framework of the execution of the Contract signed October 23, 1989, in order to determine the recoverability of those costs.

ARTICLE 17
The Parties agree to commence as soon as reasonably possible the negotiation of contractual provisions allowing for the integration of a new gas clause in the Contract signed
October 23, 1989.

For this, SONATRACH shall provide ANADARKO with its typical gas clause, provided that the Parties shall not be obliged to reach an agreement regarding the integration of a gas clause in the Contract dated October 23, 1989.

In case of an agreement between the Parties, such agreement will comprise an amendment which will take effect after approval by the Competent Authorities.

ARTICLE 18
The Parties shall agree, as soon as possible, on the method of application of the Lifting Procedure attached to the Contract dated October 23, 1989, as Annex E.

ARTICLE 19
SONATRACH and ANADARKO agree that any future question regarding the application of the Contract signed October 23, 1989, shall be promptly dealt with within the same spirit of cooperation and good will as the one which prevailed during the drafting of this Agreement

ARTICLE 20
The terms and expressions in this Agreement and whose first letter is capitalized have the same meaning as those of the Contract dated October 23, 1989.

ARTICLE 21
This   Agreement  shall  come  into  effect  and  shall   be
enforceable by the Parties from the effective date of the amendment mentioned in Article 7 and 8 hereinabove.


Made  in  Algiers  on  _____________________  in  eight  (8)
originals



For SONATRACH                            For ANADARKO

The General Manager                      The Chairman of the
Board


__________________________
_____________________

N.C. Zouioueche                          R. J. Allison Jr.
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